    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 2001
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            ODYSSEY HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                    43-1723043
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

                                 717 N. HARWOOD
                                   SUITE 1500
                               DALLAS, TEXAS 75201
          (Address of principal executive offices, including zip code)

                              --------------------

                   ODYSSEY HEALTHCARE, INC. STOCK OPTION PLAN
          ODYSSEY HEALTHCARE, INC. 2001 EQUITY-BASED COMPENSATION PLAN
              ODYSSEY HEALTHCARE, INC. EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plan)

                               RICHARD R. BURNHAM
                        CHAIRMAN OF THE BOARD, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER
                            ODYSSEY HEALTHCARE, INC.
                                 717 N. HARWOOD
                                   SUITE 1500
                               DALLAS, TEXAS 75201
                                 (214) 922-9711
           (Name, address and telephone number of agent for service)

                                    copy to:

                               JEFFREY A. CHAPMAN
                               P. GREGORY HIDALGO
                             VINSON & ELKINS L.L.P.
                          2001 ROSS AVENUE, SUITE 3700
                            DALLAS, TEXAS 75201-2975
                                 (214) 220-7700

                         CALCULATION OF REGISTRATION FEE

=================================== =================== ===================== ================== ===================
                                                              Proposed             Proposed
       Title of securities             Amount to be       maximum offering     maximum aggregate      Amount of
        to be registered                registered       price per share (1)  offering price (1)  registration fee
----------------------------------- ------------------- --------------------- ------------------ -------------------

Common Stock, $0.001 par
value per share................      4,214,362 shares(2)       $12.9082          $ 54,399,817          $13,600
----------------------------------- ------------------- --------------------- ------------------ -------------------


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, using the exercise price with respect to 1,078,063 shares subject to stock options that are currently outstanding and using the average of the high and low trading prices of the Registrant's Common Stock reported on the Nasdaq National Market on October 31, 2001 with respect to the remaining shares.

(2) Of the shares being registered hereby, 1,078,063 shares relate to shares issuable upon exercise of stock options granted pursuant to the Odyssey HealthCare, Inc. Stock Option Plan, 1,636,299 shares relate to shares issuable upon exercise of stock options that may in the future be granted pursuant to the Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan, and 1,500,000 shares relate to shares issuable upon exercise of purchase options that may in the future be granted pursuant to the Odyssey HealthCare, Inc. Employee Stock Purchase Plan. If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on the securities covered by this Registration Statement.



================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Odyssey HealthCare, Inc. (the "Registrant") will send or give to all participants in the Odyssey HealthCare, Inc. Stock Option Plan, the Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan and the Odyssey HealthCare, Inc. Employee Stock Purchase Plan the document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents:

         (a) The Registrant's prospectus filed on October 31, 2001 pursuant to Rule 424(b) promulgated under the Securities Act in connection with the Registrant's Registration Statement No. 333-51522.

         (b) The description of the Registrant's Common Stock, par value $.001 per share, contained in Item 1 of the Registrant's Registration Statement on Form 8-A filed on October 23, 2001 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act").

         (c) The description of the rights to purchase the Registrant's Series A Junior Participating Preferred Stock, par value $.001 per share, contained in
Item 1 of the Registrant's Registration Statement on Form 8-A filed on November 5, 2001, pursuant to Section 12 of the Exchange Act.

         (d) The Registrant's Current Report on Form 8-K filed on November 6, 2001.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees)), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         The Registrant's Fifth Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, the Fifth Amended and Restated Certificate of Incorporation provides that directors of the Registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above.

         The Registrant's Second Amended and Restated By-laws provides for the indemnification of all current and former directors and all current or former officers to the fullest extent permitted by the DGCL.

         The Registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by them in any act or proceeding arising out of their services as a director or officer.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         Exhibit
         Number            Description

         3.1.1 Fifth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-51522) as filed with the Commission on September 13, 2001).

         3.1.2 Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A as filed with the Commission on November 5, 2001).

         3.2 Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-51522) as filed with the Commission on December 8, 2000).

         4.1 Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-51522) as filed with the Commission on August 2,
                           2001).

         4.2 Rights Agreement, dated as of November 5, 2001, by and between the Registrant and U.S. Stock Transfer Corporation, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A as filed with the Commission on November 5, 2001).

         4.3 Odyssey HealthCare, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.5.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-51522) as filed with the Commission on December 8, 2000).

         4.3 First Amendment to Odyssey HealthCare, Inc. Stock Option Plan (incorporated by reference to Exhibit
                           10.5.2 to the Registrant's Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-51522) as filed with the Commission on September 13, 2001).

         4.4 Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan (incorporated by reference to Exhibit 10.6 to the Registrant's Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-51522) as filed with the Commission on September 13, 2001).

         4.5 Odyssey HealthCare, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to the Registrant's Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-51522) as filed with the Commission on September 13, 2001).

         5.1*              Opinion of Vinson & Elkins L.L.P.

         23.1*             Consent of Ernst & Young LLP.

         23.3* Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

         24.1* Powers of Attorney (included in the signature pages hereto).

----------

*Filed herewith

ITEM 9. UNDERTAKINGS.

         (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 7th day of November, 2001.

                                      ODYSSEY HEALTHCARE, INC.


                                      By: /s/ RICHARD R. BURNHAM
                                          ----------------------------------
                                          Richard R. Burnham
                                          President, Chief Executive Officer and
                                          Chairman of the Board

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints Richard R. Burnham, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.



                  Signature                                       Title                              Date
                  ---------                                       -----                              ----

     /s/ RICHARD R. BURNHAM
---------------------------------
        Richard R. Burnham                          President, Chief Executive Officer        November 7, 2001
                                                        and Chairman of the Board
                                                      (Principal Executive Officer)


       /s/ DAVID C. GASMIRE
---------------------------------
         David C. Gasmire                              Executive Vice President, Chief        November 7, 2001
                                                      Operating Officer and Assistant
                                                                 Secretary


       /s/ DOUGLAS B. CANNON
---------------------------------
         Douglas B. Cannon                             Vice President, Chief Financial        November 7, 2001
                                                      Officer, Secretary and Treasurer
                                                          (Principal Financial and
                                                            Accounting Officer)


       /s/ DAVID W. CROSS
---------------------------------
         David W. Cross                                            Director                   November 7, 2001


        /s/ ALEXANDER MCGRATH
---------------------------------
          Alexander McGrath                                        Director                   November 7, 2001





        /s/ MARTIN S. RASH
---------------------------------
          Martin S. Rash                                           Director                   November 7, 2001


       /s/ DAVID L. STEFFY
---------------------------------
         David L. Steffy                                           Director                   November 7, 2001


        /s/ MARK A. WAN
---------------------------------
           Mark A. Wan                                             Director                   November 7, 2001

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
------            -----------

3.1.1             Fifth Amended and Restated Certificate of Incorporation of the
                  Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Amendment No. 2 to Registration Statement on Form
                  S-1 (File No. 333-51522) as filed with the Commission on September 13, 2001).

3.1.2             Certificate of Designation of Series A Junior Participating
                  Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A as filed with the Commission on November 5, 2001).

3.2               Second Amended and Restated Bylaws of the Registrant
                  (incorporated by reference to Exhibit 3.2 to the Registrant's
                  Registration Statement on Form S-1 (File No. 333-51522) as filed with the Commission on December 8, 2000).

4.1               Form of Stock Certificate (incorporated by reference to
                  Exhibit 4.1 to the Registrant's Amendment No. 1 to
                  Registration Statement on Form S-1 (File No. 333-51522) as filed with the Commission on August 2, 2001).

4.2 Rights Agreement, dated as of November 5, 2001, by and between the Registrant and U.S. Stock Transfer Corporation, as Rights
                  Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A as filed with the Commission on November 5, 2001).

4.3 Odyssey HealthCare, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.5.1 to the Registrant's Registration
                  Statement on Form S-1 (File No. 333-51522) as filed with the
                  Commission on December 8, 2000).

4.3               First Amendment to Odyssey HealthCare, Inc. Stock Option Plan
                  (incorporated by reference to Exhibit 10.5.2 to the Registrant's Amendment No. 2 to Registration Statement on Form
                  S-1 (File No. 333-51522) as filed with the Commission on September 13, 2001).

4.4               Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan
                  (incorporated by reference to Exhibit 10.6 to the Registrant's
                  Amendment No. 2 to Registration Statement on Form S-1 (File
                  No. 333-51522) as filed with the Commission on September 13,
                  2001).

4.5               Odyssey HealthCare, Inc. Employee Stock Purchase Plan
                  (incorporated by reference to Exhibit 10.7 to the Registrant's
                  Amendment No. 2 to Registration Statement on Form S-1 (File
                  No. 333-51522) as filed with the Commission on September 13,
                  2001).

5.1*              Opinion of Vinson & Elkins L.L.P.

23.1*             Consent of Ernst & Young LLP.

23.3* Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1*             Powers of Attorney (included in the signature pages hereto).


----------
*Filed herewith